Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Gerri Vance

208-457-9409 ext. 1222

LIFESTREAM TECHNOLOGIES AND POLYMER TECHNOLOGY
SYSTEMS SETTLE PATENT LITIGATION

Lifestream and Polymer Work Together to Create Opportunities and End Litigation

Post Falls, Idaho—November 22, 2004 — Lifestream Technologies, Inc. (OTCBB:LFTC), a leading supplier of cholesterol monitors, announced that it has settled a lawsuit against Polymer Technology Systems, Inc., relating to Lifestream’s 716 Patent (HDL technology). As part of the settlement of the parties’ claims against each other, Polymer has agreed to make certain royalty payments to Lifestream in connection with certain of Polymer’s future sale of products incorporating Lifestream’s 716 Patent.

“The US Court of Appeals’ decision earlier this year provided an opportunity for both parties to resolve the issues surrounding this litigation in a way beneficial for both companies,” said Christopher Maus, Lifestream’s President and CEO. “We have entered into a settlement agreement allowing Polymer to use Lifestream’s HDL patent for the term of that patent, as well as allowing Lifestream to protect the benefits of the HDL patent, which include future licensing rights. This resolution ends the litigation, is in the parties’ best interests, and will add value to both companies as we continue to develop our respective markets. Our agreement allows both companies to work more closely together on future endeavors for the benefit of both.”

“We are pleased to have come to a solution suitable for both Companies,” states Bob Huffstodt, President and CEO of Polymer Technology Systems, Inc. “This settlement is in the best interests of our shareholders, as well as our present and future customers. Our resources can now be better directed towards our business as we look forward to market expansion. Both our companies are now better positioned to take advantage of the expanding opportunities within the lipid testing market.”

About Lifestream Technologies

The Company developed and currently markets a line of cholesterol monitors to consumers and healthcare professionals that provide test results in three minutes.

The Company’s product line aids the health conscious consumer in monitoring their risk of heart disease. By regularly testing cholesterol at home, individuals can monitor the benefits of their diet, exercise and/or drug therapy programs. Monitoring these benefits can support the physician and the individual’s efforts to improve compliance. Lifestream’s products also integrate a smart card reader further supporting compliance by storing test results on an individual’s personal health card for future retrieval, trend analysis and assessment.

Lifestream’s monitors are affordable, hand-held devices that provide users with accurate results in less than three minutes. The product line has been designed to accommodate The Data Concern™ Personal Health Card® allowing multiple users the ability to store their personal results. Lifestream's products are now available in pharmacy and retail outlets nationwide. To find retailers that carry Lifestream’s products, go to “Store Locator” on www.knowitforlife.com or contact Customer Care at 888-954-LIFE. For Company information, visit www.lifestreamtech.com.

About Polymer Technology Systems, Inc.

Polymer Technology Systems, Inc. (PTS), is a privately held, emerging medical device company that has developed a family of proprietary products to rapidly and accurately test cholesterol and other lipid levels in the blood to help identify and single out the millions worldwide who are at risk for cardiovascular disease – the leading cause of death in the U.S. today – so that therapeutic lifestyle changes and drug treatment programs will be sought and followed.

PTS’ unique technology has led to the first and only FDA-cleared and CLIA-waived blood testing solution that is suitable for both the professional point of care testing market and the home testing market. The PTS system consists of the CardioChek™ family of instruments, and PTS PANELS™ Test Strips and can test total cholesterol, HDL cholesterol, LDL cholesterol, triglycerides, as well as other analytes.

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This news release includes certain forward-looking statements within the meaning of the safe harbor protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties, and in particular statements referring to our expectations for increased market penetration and improved gross margins from our recently introduced second generation consumer monitors and statements regarding our expectations that we can obtain necessary additional financing and investment. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions given our knowledge of the relevant markets; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: the success of our capital-raising and cost-cutting efforts, developing and marketing relatively new medical diagnostic devices, including technological advancements and innovations; consumer receptivity and preferences; availability, affordability and coverage terms of private and public medical insurance; political and regulatory environments and general economic and business conditions; the effects of our competition; the success of our operating, marketing and growth initiatives; development and operating costs; the amount and effectiveness of our advertising and promotional efforts; brand awareness; the existence of adverse publicity; changes in business strategies or development plans; quality and experience of our management; availability, terms and deployment of capital; labor and employee benefit costs; as well as those factors discussed in “Item 1 – Business,” “Item 6 – Management’s Discussion and Analysis and Plan of Operations,” particularly the discussion under “Risk Factors - Substantial Doubt as to our Ability to Continue as a Going Concern” and elsewhere in our most recent Annual Report on Form 10-KSB for our fiscal year ended June 30, 2004, filed with the United States Securities and Exchange Commission. Readers are urged to carefully review and consider the various disclosures made by us in this report and in the aforementioned Form 10-KSB, and those detailed from time to time in our other reports and filings with the United States Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that are likely to affect our business.